Exhibit 23 (b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-33214, No. 333-47824, and No. 333-136863 on Form S-8 of our report dated February 15, 2005, relating to the statements of operations, stockholders’ equity, and cash flows and financial statement schedule of Pinnacle Data Systems, Inc. appearing in this Annual Report on Form 10-K of Pinnacle Data Systems, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio March 29, 2007